Summary Translation	Exhibit 4.79

Bankers’ Acceptance Amount Agreement

Contract No.：2011JICHENGEZIDI11700329

Acceptance Applicant：  Ganglian Finance Leasing Co., Ltd.

Acceptance Bank：CITIC Shijiazhuang Branch

Signing Date：June 29, 2011

Loan Amount：RMB50, 000,000

Length of maturity：From June 29, 2011 to December 22, 2012

Acceptance Guaranty：

- Hebei Chuangjie Trading Co., Ltd entered into The Maximum Pledge Contract with the lender, with the contract no.2011JIYINZUIQUANZHIDI11140562.

Note: The Deposit Agreement with the contract no.2011JIYINBAOZHENGJINZIDI 11320445 is the subordination agreement of this Agreement.